EXHIBIT 99


                                                    PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Jonathan B. Weis
          Entertainment Properties Trust
          Director of Corporate Communications
          (816) 472-1700

          Lee Page, Sturges + Word
          (816) 221-7500

             ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
                 SECOND QUARTER DIVIDEND FOR 1998

          KANSAS CITY, MO. (June 15, 1998)   Entertainment
     Properties Trust (EPR:NYSE), a Real Estate Investment Trust
     (REIT) that owns entertainment-related properties, announced today that its Board of Trustees has approved a cash dividend of $5,544,785.00, or $.40 cents a share for the second quarter of 1998. The record date for the dividend is June 30, 1998. The dividend is payable July 10, 1998, to shareholders of record.

          Entertainment Properties Trust is a Real Estate
     Investment Trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR.

          Other than historical information, this press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and identified by words such as "continue," "believe," "may," "hope," "anticipate," "goal," "forecast" or comparable terms. The Company's actual financial condition, results of operations or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties, including the Company's initial dependence on a single tenant and lease guarantor for its revenues and ability to make distributions, potential conflicts of interest, competition from other entities providing capital to the entertainment industry, dependence on key personnel, operating risks in the entertainment industry that may affect the operations of the Company's tenants, tax risks, interest rates and availability of debt financing, real estate investment risks and other risks and uncertainties. Investors are cautioned not to place undue reliance on such forward-looking statements, and are encouraged to review the risk factors identified in the Company's prospectus dated November 18, 1997 and in the Company's reports filed with the Securities and Exchange Commission.